Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real, Suite 100 San Diego, CA 92130 www.sheppardmullin.com

August 15, 2025

VIA E-MAIL

Lineage Cell Therapeutics, Inc.

Attn: Board of Directors

2173 Salk Avenue, Suite 200

Carlsbad, CA 92008

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Lineage Cell Therapeutics, Inc., a California corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”), registering 19,500,000 common shares of the Company (the “Shares”) that may be issued from time to time under the Lineage Cell Therapeutics, Inc. 2021 Equity Incentive Plan (as amended to date, the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the Registration Statement, the Company’s restated articles of incorporation, as amended and in effect as of the date hereof (the “Articles of Incorporation”), the Company’s amended and restated bylaws as in effect on the date hereof (the “Bylaws” and together with the Articles of Incorporation, the “Charter Documents”), the proceedings taken by the Company with respect to the authorization and adoption of the Plan, resolutions adopted by the board of directors of the Company, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed (a) the genuineness of all signatures, (b) the authenticity of all documents submitted to us as originals and (c) the conformity to originals of all documents submitted to us as certified or reproduced copies. We have further assumed that (i) the common shares currently reserved for issuance under the Plan will remain available for the issuance of the Shares, and (ii) neither the Charter Documents nor any of the proceedings relating to either the Plan or any of the award agreements relating to the Shares will be rescinded, amended or otherwise modified prior to the issuance of the Shares. We have also obtained from public officials and officers of the Company certificates or comparable documents as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates and comparable documents without independent investigation.

On the basis of the foregoing examination and in reliance thereon, subject to the further provisions hereof, we are of the opinion that if, as and when the Shares are issued and sold by the Company in accordance with the terms of the award agreements provided for under the Plan, and payment in full of the consideration therefor is received by the Company, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

The foregoing opinion is limited to matters governed by the federal laws of the United States of America and the California General Corporation Law.

This opinion letter is rendered as of the date first written above solely for use in connection with the offer and sale of the Shares while the Registration Statement is in effect, and is not to be relied upon for any other purpose. We disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Plan, the award agreements related to the Shares or the Registration Statement.

Respectfully,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP